UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

HARTFORD CREATIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42843	51-0675116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8832 Glendon Way, Rosemead, California	91770
(Address of principal executive offices)	(Zip Code)

626-321-1915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 par value	HFUS	OTC Markets Group

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officers and Directors

Effective September 1, 2026, Mr. Sheng-Yih Chang resigned his position as Co-Chief Executive Officer and Chairman of the Board of the Company for health-related reasons. Mr. Chang’s resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices. The Company thanks Mr. Chang for his long and dedicated service.

Appointment of Officer and Directors

On August 28, 2026, the Board of Directors appointed Mr. Kewei Huang, aka Kek Wee Ng, as Chief Executive Officer and Chairman of the Board of the Company, effective September 1, 2026. Mr. Huang, who was appointed Co-CEO of the Company on July 22, 2026, possesses a unique suite of skills, specialized expertise, and professional experience that closely align with the Company’s operational requirements and strategic direction.

In connection with his appointment, the Company entered into an Executive Employment Agreement with Mr. Huang (the “Employment Agreement”), effective September 1, 2026. The Employment Agreement provides for annual base compensation of $60,000, subject to future adjustment by the Board. It has an initial term ending August 31, 2027, and renews automatically for successive one-year terms unless earlier terminated. Mr. Huang’s employment is “at will,” and either party may terminate it during the term, with Mr. Huang required to give the Company at least 60 days’ written notice. The foregoing description of the Executive Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

There is no arrangement or understanding between Mr. Huang and any other persons pursuant to which Mr. Huang was selected as an officer.

There are no family relationships between Mr. Huang and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Mr. Huang does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement dated September 1, 2026, between the Registrant and Mr. Kewei Huang, aka Kek Wee Ng.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, who is hereby duly authorized.

Dated: September 1, 2026	HARTFORD CREATIVE GROUP, INC.

	By:	/s/ Sheng-Yih Chang
Sheng-Yih Chang
Co- Chief Executive Officer